Exhibit 99.6

                              ASSIGNMENT AGREEMENT

      KNOW ALL MEN BY THESE PRESENTS, effective as of August 31, 2005, CORNELL CAPITAL PARTNERS, LP (the "Assignor") does hereby agree to the following for and in consideration of the sum of $9,000,000 and other good and valuable consideration received from the persons listed on Exhibit "A" hereto (the "Assignee"):

      1. Debentures. Assignor is the legal and beneficial owner of those certain convertible debentures (the "Bio-One Debentures") in the original principal amount of Fifteen Million Dollars ($15,000,000) issued by Bio-One Corporation, a Nevada corporation ("Bio-One") to the Assignor purusant to the Securities Purchase Agreement between the Assignor and Bio-One dated as of May 29, 2004 and that certain Promissory Note issued by Bio-One to the Assignor in the original principal amount of Two Hundred Thousand Dollars ($200,000) on October 21, 2004 and that certain Promissory Note issued by Bio-One to the Assignor in the original principal amount of Three Hundred Thousand Dollars ($300,000) issued on November 18, 2004 (collectivley, the "Bio-One Notes"). The Assignor hereby absolutely, irrevocably and unconditionally sells, assigns, conveys, contributes and transfers to the Assignee Eight Million Five Hundred Thousand Dollars ($8,500,000) of the Bio-One Debentures and Five Hundred Thousand Dollars ($500,000) of the Bio-One Notes and all of its rights thereunder, including without limitation the right to collect from Bio-One the principal amounts outstanding thereunder as of the date hereof as set forth opposite Assignee's name on Exhibit "A," plus all accrued but unpaid penalties and interest thereunder. This assignment is made free and clear of any and all claims, liens, demands, restrictions or encumbrances of any kind whatsoever. The Assignor shall hereby return the original Bio-One Debentures and the Bio-One Notes to the Assignee upon the execution of this Agreement.

      2. Representations and Warranties. The Assignor hereby represents and warrants to and covenants with the Assignee that the Assignor has full right and authority to enter into and perform their obligations under this Assignment.

      3. Additional Documents. The Assignor agrees to execute any and all other documents which are, in the opinion of the Assignee or its counsel, necessary to carry out the terms and conditions of this Assignment.

      4. Effective Date and Counterpart Signature. This Assignment Agreement shall be effective as of the date first written above. This Assignment Agreement, and acceptance of same, may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Confirmation of execution by telex or by telecopy or telefax of a facsimile signature page shall be binding upon that party so confirming.

      5. Choice of Law. This Assignment Agreement shall be governed by and construed in accordance wit the internal laws of the State of New Jersey without regard to its conflicts of law principles.

      IN WITNESS WHEREOF, the Assignor has executed this Assignment Agreement on the day and year first above written.



                                    THE ASSIGNOR:
                                    CORNELL CAPITAL PARTNERS, LP

                                    By:   Yorkville Advisors, LLC
                                    Its:  General Partner


                                    By:
                                        -------------------------
                                    Name: Mark Angelo
                                    Its:  Portfolio Manager


                            ACCEPTANCE OF ASSIGNMENT

      The undersigned, being the Assignee set forth above, does hereby acknowledge and accept the foregoing Assignment on this 9th day of September, 2005.

                                    ASSIGNEE:

                                    CSI BUSINESS  FINANCE,  INC. (f/k/a Health
                                    Express USA, Inc.)



                                    By:
                                       ---------------------------
                                    Name: Timothy J. Connolly
                                    Its:  President & CEO

                                     CONSENT

      Bio-One Corporation. hereby consents to the assignment of the Debentures from the Assignor to the Assignee and hereby ratifies the validity of the continuing obligations of Bio-One Corporation to the Bio-One Debentures and Bio-One Notes herein.

                                    Bio-One Corporation


                                    By:
                                       ---------------------------
                                    Name: John Ruddy
                                    Its:  President

                                  -EXHIBIT "A"


                                        Original Principal
   Assignee Name:        Instrument       Amount Assigned:     Purchase Price:

 Bio-One Corporation       Bio-One           $8,500,000          $8,500,000
                         Debentures


 Bio-One Corporation    Bio-One Notes         $500,000            $500,000

        TOTAL                                $9,000,000          $9,000,000